Clark Wilson LLP

Barristers & Solicitors

Patent & Trade-mark Agents

800-885 W Georgia Street

Vancouver, BC V6C 3H1

Tel.	604.687.5700
Fax	604.687.6314

Our File No.	26798-0001 / D/LKY/708833.1

April 26, 2005

Pluristem Life Systems, Inc.

MATAM Advanced Technology Park

Building No, 20

Haifa, Israel 31905

Dear Sirs:

Re: Common Stock of Pluristem Life Systems, Inc. Registered on Form SB-2

                         We have acted as counsel to Pluristem Life Systems, Inc., a Nevada corporation (the "Company"), in connection with the filing of a registration statement on Form SB-2 (the "Registration Statement") pertaining to the registration under the Securities Act of 1933, as amended, of up to 70,565,000 shares of the Company's common stock for resale by the selling stockholders named in the Registration Statement and below. As more particularly described in the Registration Statement, filed on April 26, 2005, the Company is registering for resale:

(a)

up to 8,500,000 shares of the Company’s common stock, representing those shares of common stock that were sold to certain selling security holders pursuant to the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and the Company dated October 25, 2004;

(b)

up to 8,500,000 shares of the Company’s common stock, representing those shares of common stock that are issuable to certain selling security holders upon exercise of warrants issued in connection with the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and the Company dated October 25, 2004;

(c)

up to 245,000 shares of the Company’s common stock, representing those shares of common stock that are issuable to certain selling security holders upon exercise of warrants issued as consideration for services provided as placement agents in connection with the Common Stock and Warrant Purchase Agreements dated October 25, 2004;

(d)

up to 12,000,000 shares of the Company’s common stock, representing those shares of common stock that were sold to certain selling security holders pursuant to the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and the Company dated January 24, 2005;

(e)

up to 12,000,000 shares of the Company’s common stock, representing those shares of common stock that are issuable to certain selling security holders upon exercise of warrants issued in connection with the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and the Company dated January 24, 2005;

(f)

up to 1,845,000 shares of the Company’s common stock, representing those shares of common stock that were issued to certain selling security holders as consideration for services provided as placement agents in connection with the Common Stock and Warrant Purchase Agreements dated January 24, 2005;

(g)

up to 475,000 shares of the Company’s common stock, representing those shares of common stock that are issuable to certain selling security holders upon exercise of warrants issued as consideration for services provided as placement agents in connection with the Common Stock and Warrant Purchase Agreements dated January 24, 2005;

(h)

up to 12,000,000 shares of the Company’s common stock, representing those shares of common stock that were sold to certain selling security holders pursuant to the Private Placement Subscription Agreements entered into between the selling security holders and the Company dated January 31, 2005;

(i)

up to 12,000,000 shares of the Company’s common stock, representing those shares of common stock that are issuable to certain selling security holders upon exercise of warrants issued in connection with the Private Placement Subscription Agreements entered into between the selling security holders and the Company dated January 31, 2005;

(j)

up to 600,000 shares of the Company’s common stock, representing those shares of common stock that are issuable to a selling security holder upon exercise of warrants issued as consideration for services provided as a placement agent in connection with the Private Placement Subscription Agreements dated January 31, 2005; and

(k)

up to 2,400,000 shares of the Company’s common stock, representing those shares of common stock that are issuable to the Chief Executive Officer of the Company upon exercise of warrants issued to him in connection with the issuance of a Notice of Allowance by the United States Patent Office for the Company’s patent application number 09/890,401.

                         We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies or as facsimiles of copies or originals, which assumptions we have not independently verified.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that:

(i)            the 8,500,000 shares of the Company’s common stock that were sold to certain selling security holders pursuant to the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and the Company dated October 25, 2004 were duly and validly authorized and issued, and are fully paid and non-assessable;

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(ii)           the 8,500,000 shares of the Company’s common stock that are issuable to certain selling security holders upon exercise of warrants issued in connection with the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and the Company dated October 25, 2004, if exercised in accordance with their terms which have been duly authorized by the Company and, if and when these warrant shares are issued upon the exercise of the warrants in accordance with their terms, these warrant shares will be duly and validly authorized and issued as fully paid and non-assessable;

(iii)         the 245,000 shares of the Company’s common stock that are issuable to certain selling security holders upon exercise of warrants issued as consideration for services provided as placement agents in connection with the Common Stock and Warrant Purchase Agreements dated October 25, 2004, if exercised in accordance with their terms which have been duly authorized by the Company and, if and when these warrant shares are issued upon the exercise of the warrants in accordance with their terms, these warrant shares will be duly and validly authorized and issued as fully paid and non-assessable;

(iv)          the 12,000,000 shares of the Company’s common stock that were sold to certain selling security holders pursuant to the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and the Company dated January 24, 2005 were duly and validly authorized and issued, and are fully paid and non-assessable;

(v)           the 12,000,000 shares of the Company’s common stock that are issuable to certain selling security holders upon exercise of warrants issued in connection with the Common Stock and Warrant Purchase Agreements entered into between the selling security holders and the Company dated January 24, 2005, if exercised in accordance with their terms which have been duly authorized by the Company and, if and when these warrant shares are issued upon the exercise of the warrants in accordance with their terms, these warrant shares will be duly and validly authorized and issued as fully paid and non-assessable;

(vi)          the 1,845,000 shares of the Company’s common stock that were issued to certain selling security holders as consideration for services provided as placement agents in connection with the Common Stock and Warrant Purchase Agreements dated January 24, 2005 were duly and validly authorized and issued, and are fully paid and non-assessable;

(vii)        the 475,000 shares of the Company’s common stock that are issuable to certain selling security holders upon exercise of warrants issued as consideration for services provided as placement agents in connection with the Common Stock and Warrant Purchase Agreements dated January 24, 2005, if exercised in accordance with their terms which have been duly authorized by the Company and, if and when these warrant shares are issued upon the exercise of the warrants in accordance with their terms, these warrant shares will be duly and validly authorized and issued as fully paid and non-assessable;

(viii)       the 12,000,000 shares of the Company’s common stock that were sold to certain selling security holders pursuant to the Private Placement Subscription Agreements entered into between the selling security holders and the Company dated January 31, 2005 were duly and validly authorized and issued, and are fully paid and non-assessable;

(ix)          the 12,000,000 shares of the Company’s common stock that are issuable to certain selling security holders upon exercise of warrants issued in connection with the Private Placement Subscription Agreements entered into between the selling security holders and

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the Company dated January 31, 2005, if exercised in accordance with their terms which have been duly authorized by the Company and, if and when these warrant shares are issued upon the exercise of the warrants in accordance with their terms, these warrant shares will be duly and validly authorized and issued as fully paid and non-assessable;

(x)           the 600,000 shares of the Company’s common stock that are issuable to a selling security holder upon exercise of warrants issued as consideration for services provided as a placement agent in connection with the Private Placement Subscription Agreements dated January 31, 2005, if exercised in accordance with their terms which have been duly authorized by the Company and, if and when these warrant shares are issued upon the exercise of the warrants in accordance with their terms, these warrant shares will be duly and validly authorized and issued as fully paid and non-assessable; and

(xi)          the 2,400,000 shares of the Company’s common stock that are issuable to a selling security holder upon exercise of warrants issued to him in connection with the issuance of a Notice of Allowance by the United States Patent Office for the Company’s patent application number 09/890,401, if exercised in accordance with their terms which have been duly authorized by the Company and, if and when these warrant shares are issued upon the exercise of the warrants in accordance with their terms, these warrant shares will be duly and validly authorized and issued as fully paid and non-assessable.

We are generally familiar with the General Corporation Law of the State of Nevada, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, to the limited extent set forth above, the Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

CLARK WILSON LLP

/s/ Clark Wilson LLP

BIP/lky

D/LKY/708833.1